EXHIBIT G-2

Comparison of Consent Rights

Neptune	Evercore METC (November 25, 2003)	Texas-New Mexico Power Co. (SW Acquisition, April 12, 2000)	Trans-Elect / Mich. Elec. Trans. Co. (GE Capital, April 26, 2002)	The Gas Company - Hawaii (k1 Ventures, July 28, 2003)
7.3 (i) Any recapitalization, reorganization, reclassification, merger, consolidation, liquidation, dissolution or other winding up, spin-off, subdivision or other combination.***	(i) any recapitalization, reorganization, reclassification, merger, consolidation, liquidation, dissolution or other winding up, spin-off, subdivision or other combination, except for certain sales, mergers or other business combinations occurring after December 31, 2006 resulting in a specified return to the Limited Partners;	(viii) a merger, joint venture, partnership or similar transaction or liquidation, winding-up or dissolution and after five years the Limited Partners can force a public offering of the Company Shares	(i) any recapitalization, reorganization, reclassification, merger, consolidation, liquidation, dissolution or other winding up, spin-off, subdivision or other combination, except for a Qualified Event (which is defined as any sale, merger or other business combination occurring after the fourth anniversary of the closing of the Acquisition resulting in a specified return to the Limited Partner)	(a)(4) any reduction of the capital of HGC Holdings, LLC (“HGC Holdings”) or The Gas Company (“TGC”) or any variation of the rights attached any shares of HGC Holdings or TGC

(b)(4) any merger, joint venture, partnership or similar transaction by or with, or liquidation, winding-up or dissolution of, HGC Holdings or TGC
7.3 (h) The declaration, setting aside or payment of any dividend or other similar distribution (including a redemption or repurchase of capital) in respect of any class of Member Interests other than as provided in the LLC Agreement.***	(ii) the declaration, setting aside or payment of any dividend or other similar distribution (including a redemption or repurchase of capital) in respect of any class of capital stock of any subsidiary of the Partnership not wholly-owned by the oPartnership or by another wholly-owned subsidiary of the Partnership;	(ii) distributions to the Partners under the Partnership Agreement (relating to the economics of the transaction) and advisory fees paid to any affiliated party

		(xi) declaring distributions in respect of any capital stock of the Company or any subsidiary of the Partnership which is not wholly owned by the Partnership	(ii) the declaration, setting aside or payment of any dividend or other similar distribution (including a redemption or repurchase of capital) in respect of any class of capital stock of any subsidiary of the Partnership not wholly-owned by the Partnership or by another wholly-owned subsidiary of the Partnership	(d)(2) any distributions to the Managing Member or the Non-Managing Member (or to any other member who may be admitted to the LLC in accordance with the terms of the LLC Agreement)

*	refers to actions requiring approval of a majority of the Class C Members.
**	refers to actions requiring approval of a super-majority (more than 80%) of the Class C Members.
***	refers to actions requiring unanimous approval of the Class C Members.

Neptune	Evercore METC (November 25, 2003)	Texas-New Mexico Power Co. (SW Acquisition, April 12, 2000)	Trans-Elect / Mich. Elec. Trans. Co. (GE Capital, April 26, 2002)	The Gas Company - Hawaii (k1 Ventures, July 28, 2003)
7.3 (c) The sale, issuance or redemption of Equity Securities that might affect the interest of, as relevant, any Class B Member Interests or Class C Member Interests.***

7.3A (h) Any effectuation of a public offering, private sale or other change of control of the Company (other than financing activities otherwise approved in this Agreement).**	(xvi) the effectuation of a public offering or private sale or other change of control (other than financing activities in the ordinary course)	(iii) a public offering of any securities of the Partnership or its subsidiaries (other than any normal financing activities of the Operating Company)

(x) creating or issuing any Interests or new class of equity securities of the Company or Operating Company, options or other securities convertible or exchangeable into Interests	(iii) the sale, issuance or redemption of equity securities (or any warrants, options or rights to acquire equity securities or any securities convertible into or exchangeable for equity securities) that might affect the Limited Partner’s interest in the Partnership, except upon the occurrence of a Qualified Event

(xvi) the effectuation of a public offering or private sale or other change of control (other than financing activities in the ordinary course)	(a)(1) (x) any offering or issuance of equity securities or interests, or any instrument convertible into any equity security or interest, of or in HGC Holdings or TGC ... other than the Acquisition Loan or the Credit Facility or other than in accordance with the Annual Business Plan and Operating Budget of HGC Holdings or TGC

(a)(2) any creation of a new class of equity of HGC Holdings or TGC

*	refers to actions requiring approval of a majority of the Class C Members.
**	refers to actions requiring approval of a super-majority (more than 80%) of the Class C Members.
***	refers to actions requiring unanimous approval of the Class C Members.

Neptune	Evercore METC (November 25, 2003)	Texas-New Mexico Power Co. (SW Acquisition, April 12, 2000)	Trans-Elect / Mich. Elec. Trans. Co. (GE Capital, April 26, 2002)	The Gas Company - Hawaii (k1 Ventures, July 28, 2003)
7.3A (d) Any issuance of Debt in the aggregate in excess of $10,000,000, or the purchase, cancellation, prepayment of, refinancing of, or other provision for, a complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right under, any Debt in the aggregate amount described above of the Company or its subsidiaries (whether for borrowed money or otherwise).**	(iv) the voluntary incurrence of indebtedness by the Partnership or its subsidiaries in the aggregate in excess of $10,000,000 (A) for borrowed money, (B) evidenced by notes, bonds, debentures or other similar instruments, (C) under capital or financing leases or installment sale agreements or (D) in the nature of guarantees of the obligations described in clauses (A) through (C) of any other person or entity, or the purchase, cancellation or prepayment of, or other provision for, a complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right under, any indebtedness of the Partnership or its subsidiaries (whether for borrowed money or otherwise), in either case other than indebtedness of the Partnership or Transco existing under credit facilities as of the closing of the proposed transaction, or indebtedness of a wholly-owned subsidiary thereof;	(xii) voluntarily incurring indebtedness in excess of $1,000,000 except to the extent consistent with any then current annual capital or operating budget and business plan	(iv) (x) the voluntary incurrence of indebtedness by the Partnership or its subsidiaries in the aggregate in excess of $10,000,000 (A) for borrowed money, (B) evidenced by notes, bonds, debentures or other similar instruments, (C) under capital or financing leases or installment sale agreements or (D) in the nature of guarantees of the obligations described in clauses (A) through (C) of any other person or entity ... other than indebtedness of the Partnership or Transco existing under credit facilities as of the closing of the Acquisition, or indebtedness of a wholly-owned subsidiary thereof owing to the Partnership or a wholly-owned subsidiary thereof, or (y) the purchase, cancellation or prepayment of, or other provision for, a complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right under, any indebtedness of the Partnership or its subsidiaries

(whether for borrowed money or otherwise), in either case other than indebtedness of the Partnership or Transco existing under credit facilities as of the closing of the Acquisition, or indebtedness of a wholly-owned subsidiary thereof owing to the Partnership or a wholly-owned subsidiary thereof.	(a)(1) (y) any offering or issuance of debt securities or other voluntary incurrence of indebtedness in excess of $300,000 in the aggregate, other than the Acquisition Loan or the Credit Facility or other than in accordance with the Annual Business Plan and Operating Budget of HGC Holdings or TGC

(c)(7) the provision by HGC Holdings or TGC of any guarantee or indemnity in excess of $300,000 in the aggregate or as expressly permitted by the Annual Business Plan or Operating Budget

*	refers to actions requiring approval of a majority of the Class C Members.
**	refers to actions requiring approval of a super-majority (more than 80%) of the Class C Members.
***	refers to actions requiring unanimous approval of the Class C Members.

Neptune	Evercore METC (November 25, 2003)	Texas-New Mexico Power Co. (SW Acquisition, April 12, 2000)	Trans-Elect / Mich. Elec. Trans. Co. (GE Capital, April 26, 2002)	The Gas Company - Hawaii (k1 Ventures, July 28, 2003)
7.3 (f) Any material loans made by the Company or the provision of any material financial guarantees by the Company.***				(c)(8) the making by HGC Holdings or TGC of any loan or advance to any person, firm, body corporate or other entity or business other than normal trade credit or otherwise in the normal course of business and on an arm’s

*	refers to actions requiring approval of a majority of the Class C Members.
**	refers to actions requiring approval of a super-majority (more than 80%) of the Class C Members.
***	refers to actions requiring unanimous approval of the Class C Members.

Neptune	Evercore METC (November 25, 2003)	Texas-New Mexico Power Co. (SW Acquisition, April 12, 2000)	Trans-Elect / Mich. Elec. Trans. Co. (GE Capital, April 26, 2002)	The Gas Company - Hawaii (k1 Ventures, July 28, 2003)
7.2 (e) The execution and delivery of any contracts or any amendments thereto that create or could reasonably be expected to create an obligation in an amount, whether payable at one time or in a series of payments, in excess of $500,000 other than in accordance with any then current Annual Budget.*

7.3A (a) Any material amendments or material change orders to the Firm Transmission Capacity Agreement (“FTCPA”) or the Engineering, Procurement and Construction Contract (“EPC Contract”).**

7.3 (b) Any amendments or modifications to the definitions of Final Period, Final Period Allocation Percentages, Initial Period, Initial Period Allocation Percentages, Second Period, Second Period Allocation Percentages, Third Period, Third Period Allocation Percentages or to Section 5.3, 6.1 or 6.2.***	(v) the entering into or amendment of any contract, agreement, arrangement or commitment with respect to the procurement of goods or services, other than in accordance with the Annual Budget then in effect or as may be reasonably necessary to insure or restore service in the event of a breakdown, service outage or system failure, if any such contract, agreement, arrangement or commitment creates or could reasonably be expected to create a financial obligation in an amount, whether payable at one time or in a series of payments, in excess of $1,000,000, which consent shall not be unreasonably withheld;	(vii) entering into contracts for goods and services in excess of $1,000,000 other than in accordance with the then current business plan and annual operating budget	(v) the entering into or amendment of any contract, agreement, arrangement or commitment with respect to the procurement of goods or services which creates or could reasonably be expected to create a financial obligation in an amount, whether payable at one time or in a series of payments, in excess of $2,000,000 other than in accordance with any then current annual operating or capital budget and business plan approved in accordance with these consent rights	(c)(1) any entry by HGC Holdings or TGC into contracts for goods and services, individually or in a series or related transactions in excess of $300,000, other than in accordance with the Annual Business Plan and Operating Budget of HGC Holdings or TGC

*	refers to actions requiring approval of a majority of the Class C Members.
**	refers to actions requiring approval of a super-majority (more than 80%) of the Class C Members.
***	refers to actions requiring unanimous approval of the Class C Members.

Neptune	Evercore METC (November 25, 2003)	Texas-New Mexico Power Co. (SW Acquisition, April 12, 2000)	Trans-Elect / Mich. Elec. Trans. Co. (GE Capital, April 26, 2002)	The Gas Company - Hawaii (k1 Ventures, July 28, 2003)
7.3A (b) Any sale, lease, exchange, transfer or other disposition of material assets or businesses of the Project or the Company or the Company’s subsidiaries (including without limitation, the capital stock or membership interests of any Subsidiary) other than sales, leases, exchanges, transfers, or other dispositions in the ordinary course of business.**	(viii) the sale, lease, exchange, Transfer or other disposition of the partnership’s, the utility’s and their respective subsidiaries’ assets or businesses (including, without limitation, the capital stock of any subsidiary) other than (i) sales, leases, exchanges, transfers, or other dispositions in the ordinary course of business, and (ii) the sale of the utility’s ownership interest in certain 315kV transmission lines to the Michigan Public Power Agency and Michigan South Central Power Agency to fulfill the utility’s obligations under the Midland Antitrust Settlement and the Branch County Settlement pursuant to the terms set out in the existing settlement agreement with respect thereto;	(ix) disposing of any significant business or assets (such as generating plants or transmission systems) or acquiring any stock or assets of another entity or entering into any new line of business	(viii) the sale, lease, exchange, transfer, or other disposition of 25% or more of the fair market value of the Partnership’s, Transco’s or their respective subsidiaries’ assets or businesses on a consolidated basis (including, without limitation, the capital stock of any subsidiary), as determined by an independent appraiser of national standing	(b)(5) any disposition by HGC Holdings or TGC of any of their respective businesses or assets or any acquisition of any stock or assets of another entity (other than in the ordinary course of business and provided that such disposal or acquisition is not significant in nature) or any entering into any new line of business by HGC Holdings or TGC

*	refers to actions requiring approval of a majority of the Class C Members.
**	refers to actions requiring approval of a super-majority (more than 80%) of the Class C Members.
***	refers to actions requiring unanimous approval of the Class C Members.

Neptune	Evercore METC (November 25, 2003)	Texas-New Mexico Power Co. (SW Acquisition, April 12, 2000)	Trans-Elect / Mich. Elec. Trans. Co. (GE Capital, April 26, 2002)	The Gas Company - Hawaii (k1 Ventures, July 28, 2003)
7.2 (c) The entering into of any joint venture, partnership or other material operating alliance with any other Person.*	(ix) the entering into of any joint venture, partnership or other material operating alliance with any other person;	(viii) a merger, joint venture, partnership or similar transaction or liquidation, winding-up or dissolution and after five years the Limited Partners can force a public offering of the Company Shares	(ix) the entering into of any joint venture, partnership or other material operating alliance with any other person	(b)(4) any merger, joint venture, partnership or similar transaction by or with, or liquidation, winding-up or dissolution of, HGC Holdings or TGC

*	refers to actions requiring approval of a majority of the Class C Members.
**	refers to actions requiring approval of a super-majority (more than 80%) of the Class C Members.
***	refers to actions requiring unanimous approval of the Class C Members.

Neptune	Evercore METC (November 25, 2003)	Texas-New Mexico Power Co. (SW Acquisition, April 12, 2000)	Trans-Elect / Mich. Elec. Trans. Co. (GE Capital, April 26, 2002)	The Gas Company - Hawaii (k1 Ventures, July 28, 2003)
7.3A (i) The commencement of any proceeding or filing of any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency or receivership or similar law, the consenting to or acquiescing in the institution of, or failing to contest in a timely and appropriate manner, any such proceeding or filing; the applying for or consenting to the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official; the filing of an answer admitting the material allegations of a petition filed against it in any such proceeding, the making of a general assignment for the benefit of creditors, the admitting in writing of its inability, or the failure generally, to pay its debts as they become due, or the taking of any action for the purpose of effecting any of the foregoing.**	(xi) the commencement of any proceeding or filing of any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency or receivership or similar law; the consenting to the institution of, or failing to contest in a timely and appropriate manner, any such proceeding or filing; the applying for or consenting to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official; the filing of an answer admitting the material allegations of a petition filed against it in any such proceeding; the making of a general assignment for the benefit of creditors; the admitting in writing of its inability, or the failure generally, to pay its debts as they become due; or the taking of any action for the purpose of effecting any of the foregoing;	(xv) commencing any bankruptcy or receivership proceeding	(xi) the commencement of any proceeding or filing of any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency or receivership or similar law; the consenting to the institution of, or failing to contest in a timely and appropriate manner, any such proceeding or filing; the applying for or consenting to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official; the filing of an answer admitting the material allegations of a petition filed against it in any such proceeding; the making of a general assignment for the benefit of creditors; the admitting in writing of its inability, or the failure generally, to pay its debts as they become due; or the taking of any action for the purpose of effecting any of the foregoing	(b)(6) the commencement of any bankruptcy or receivership proceeding

*	refers to actions requiring approval of a majority of the Class C Members.
**	refers to actions requiring approval of a super-majority (more than 80%) of the Class C Members.
***	refers to actions requiring unanimous approval of the Class C Members.

Neptune	Evercore METC (November 25, 2003)	Texas-New Mexico Power Co. (SW Acquisition, April 12, 2000)	Trans-Elect / Mich. Elec. Trans. Co. (GE Capital, April 26, 2002)	The Gas Company - Hawaii (k1 Ventures, July 28, 2003)
7.3A (k) The adoption, entering into or becoming bound by, or the amendment, modification or termination of, any (a) employment contract with the executive officers of the Company, including any change in the compensation or terms of employment of such executive officers; or (b) any material employee benefit plan for employees of the Company.**	(xii) the adoption, entering into or becoming bound by, or the amendment, modification or termination of, any (a) employment contract with the executive officers of Transco or the Partnership, including any material change in the compensation or terms of employment of such executive officers, or (b) employee stock option plan or any other material employee benefit plan;	(xvii) adopting or amending any employee stock option plan or any other material employee benefit plan or the employment agreement of the chief executive officer	(xii) the adoption, entering into or becoming bound by, or the amendment, modification or termination of, any (a) employment contract with the executive officers of Transco or the Partnership, including any material change in the compensation or terms of employment of such executive officers, or (b) employee stock option plan or any other material employee benefit plan	(a)(3) adopting (other than as specifically required by the Asset Purchase Agreement) or amending any employee stock option plan or other material employee benefit plan for either HGC Holdings or TGC
7.3 (j) Any change in the principal nature of the business of the Company or any of its Subsidiaries.***	(xiii) the changing of the principal line of business of the Partnership or Transco as in effect on the closing of the Transaction;	(vi) modifications of the name of the Partnership and changes in the Partnership’s principal place of business or amendments to the formation documents of the Partnership or Company	(xiii) the changing of the principal line of business of the Partnership or Transco as in effect on the closing of the Acquisition	(b)(2) changes in HGC Holdings’ or TGC’s principal line of business

*	refers to actions requiring approval of a majority of the Class C Members.
**	refers to actions requiring approval of a super-majority (more than 80%) of the Class C Members.
***	refers to actions requiring unanimous approval of the Class C Members.

Neptune	Evercore METC (November 25, 2003)	Texas-New Mexico Power Co. (SW Acquisition, April 12, 2000)	Trans-Elect / Mich. Elec. Trans. Co. (GE Capital, April 26, 2002)	The Gas Company - Hawaii (k1 Ventures, July 28, 2003)
7.3A (g) The purchase, lease or other acquisition by the Company of any securities or assets of any other Person, except for acquisitions of products, supplies and equipment in the ordinary course of business consistent with past practice or acquisitions pursuant to the then current Annual Budget and the Business Plan.**	(vii) the purchase, lease or other acquisition of any securities or assets of any other person, except for acquisitions of securities, products, supplies and equipment in the ordinary course of business consistent with past practice or acquisitions pursuant to the then current annual operating or capital budget and business plan approved in accordance with these consent rights;		(vii) the purchase, lease or other acquisition of any securities or assets of any other person, except for acquisitions of securities, products, supplies and equipment in the ordinary course of business consistent with past practice or acquisitions pursuant to the then current annual operating or capital budget and business plan approved in accordance with these consent rights
7.2 (b) Adopting any Annual Budget or amendment thereto that is inconsistent with the Business Plan or the making of any expenditure exceeding the aggregate budgeted amount in the Annual Budget by an amount greater than the lesser of $500,000 per event or series of related events (but not otherwise cumulatively) and an amount equal to five (5)% of such budgeted amount except expenditures reasonably incurred in connection with emergencies or mandates of any Governmental Authority.*	(xiv) adoption of any Annual Budget that is inconsistent with the business plan, approval of which shall not be unreasonably withheld. Once adopted, the Annual Budget cannot be amended without the consent of the Limited Partners;	(v) approving changes in the aggregate greater than 15% to the business and annual operating budget	(xiv) the adoption of any change in an annual operating or capital budget (while it is effective) of more than 15% in the aggregate or the adoption of any annual operating or capital budget that is inconsistent with the business plan to be mutually approved prior to the closing of the Acquisition	(c)(5) the approval of or changes to the Annual Business Plan and the approval of the Operating Budget of HGC Holdings or TGC or changes thereto of 15% or more in the aggregate

*	refers to actions requiring approval of a majority of the Class C Members.
**	refers to actions requiring approval of a super-majority (more than 80%) of the Class C Members.
***	refers to actions requiring unanimous approval of the Class C Members.

Neptune	Evercore METC (November 25, 2003)	Texas-New Mexico Power Co. (SW Acquisition, April 12, 2000)	Trans-Elect / Mich. Elec. Trans. Co. (GE Capital, April 26, 2002)	The Gas Company - Hawaii (k1 Ventures, July 28, 2003)
7.2 (a) The entering into of any transaction involving potential conflicts of interests between the Company and Newco or any Affiliate of Newco (including employees, members and directors of Newco) or with any Member (or their respective Affiliates) or the payment by the Company of any fees or other amounts to Newco (including employees, members and directors of Newco) or any Affiliate of Newco or to any Member or their respective Affiliates, or any material changes to any existing agreement for any such transactions; provided that if any such transaction involves a Class C Member (in a capacity other than as holder of Class C Member Interests), such Class C Member shall not be entitled to vote and the Class C Member Interests of such Class C Member shall be disregarded for the purpose of determining the aggregate percentage of Class C Member Interests voting on such matter.*	(xvii) the entering into of any transaction involving conflicts of interest between the Partnership and the General Partner or any affiliate of the General Partner (including employees and directors of the General Partner and its affiliates), or the payment by the Partnership of any fees or other amounts to the General Partner or any affiliate of the General Partner	(i) transactions involving conflicts between the Partnership and any Partner	(xvii) the entering into of any transaction involving conflicts of interest between the Partnership and the General Partner or any affiliate of the General Partner (including employees and directors of the General Partner and its affiliates), or the payment by the Partnership of any fees or other amounts to the General Partner or any affiliate of the General Partner	(d)(1) any transactions between HGC Holdings and the Managing Member or any Affiliate of the Managing Member, or any transaction between TGC and the Managing Member or an Affiliate of the Managing Member

*	refers to actions requiring approval of a majority of the Class C Members.
**	refers to actions requiring approval of a super-majority (more than 80%) of the Class C Members.
***	refers to actions requiring unanimous approval of the Class C Members.

Neptune	Evercore METC (November 25, 2003)	Texas-New Mexico Power Co. (SW Acquisition, April 12, 2000)	Trans-Elect / Mich. Elec. Trans. Co. (GE Capital, April 26, 2002)	The Gas Company - Hawaii (k1 Ventures, July 28, 2003)
7.3 (g) Any amendments to the organizational documents of the Company (including to the LLC Agreement), or any Subsidiary of the Company, so as to change the powers, preferences or rights of Members, or in a manner that would otherwise adversely affect the rights of Members.***	(xviii) the amendment or modification of the Partnership’s, the General Partner’s or any of the Partnership’s subsidiaries’ organizational documents so as to change the powers, preferences or special rights of the Limited Partner or in a manner that would otherwise adversely affect the rights of holders of limited partnership equity;	(vi) modifications of the name of the Partnership and changes in the Partnership’s principal place of business or amendments to the formation documents of the Partnership or Company	(xviii) the amendment or modification of the Partnership’s, the General Partner’s or any of the Partnership’s subsidiaries’ organizational documents so as to change the powers, preferences or special rights of the Limited Partner or in a manner that would otherwise adversely affect the rights of holders of limited partnership equity	(b)(3) any amendments to the organizational documents of HGC Holdings or TGC, including, without limitation, any amendment that would adversely affect the rights, powers and privileges of the Non-Managing Member
7.3A (e) The filing of any application to obtain, or any material amendment to, a material Project Permit, or any material filing in connection with the Company, NUR or the Project, or any material changes to the foregoing.**	(xix) the filing of any application to obtain, or any material amendment to, a material governmental permit or approval, or any material filing in connection with a Transco rate proceeding or any material change to the rates or other charges under any Transco tariff;		(xix) the filing of any application to obtain, or any material amendment to, a material governmental permit or approval, or any material filing in connection with a Transco rate proceeding or any material change to the rates or other charges under any Transco tariff

*	refers to actions requiring approval of a majority of the Class C Members.
**	refers to actions requiring approval of a super-majority (more than 80%) of the Class C Members.
***	refers to actions requiring unanimous approval of the Class C Members.

Neptune	Evercore METC (November 25, 2003)	Texas-New Mexico Power Co. (SW Acquisition, April 12, 2000)	Trans-Elect / Mich. Elec. Trans. Co. (GE Capital, April 26, 2002)	The Gas Company - Hawaii (k1 Ventures, July 28, 2003)
7.2 (d) The settlement of any claims, legal proceedings or arbitration on behalf of the Company that would materially adversely affect the Company or any of its Members or require the payment of more than $500,000 in the aggregate, or which include requests for injunction, specific performance or equitable relief and involve matters having a value in excess of $500,000 in the aggregate.*	(xx) the settlement or compromise of any action, suit, claim, dispute, arbitration or proceeding that would materially adversely affect the partnership or any of its subsidiaries or require the payment of more than $500,000 in the aggregate;	(xvi) initiating certain actions or suits in excess of $1,000,000 or taking action with respect to transfers of Interests	(xx) the settlement or compromise of any action, suit, claim, dispute, arbitration or proceeding that would materially adversely affect the Partnership or any of its subsidiaries or require the payment of more than $2,000,000 in the aggregate	(c)(4) the initiation or settlement of any litigation, arbitration, actions or suits in excess of $500,000

*	refers to actions requiring approval of a majority of the Class C Members.
**	refers to actions requiring approval of a super-majority (more than 80%) of the Class C Members.
***	refers to actions requiring unanimous approval of the Class C Members.

Neptune	Evercore METC (November 25, 2003)	Texas-New Mexico Power Co. (SW Acquisition, April 12, 2000)	Trans-Elect / Mich. Elec. Trans. Co. (GE Capital, April 26, 2002)	The Gas Company - Hawaii (k1 Ventures, July 28, 2003)
7.3 (d) Any action (or failure to act) by Newco, the Company or any of the Company’s subsidiaries that would result in any other member of the Company or its Affiliates (other than Newco and the Company and their subsidiaries): (a) being subject to regulation as a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or a “public-utility company” under PUHCA or (b) being subject to any other federal or state regulation that in the reasonable discretion of Newco or of any such member of the Company or any such Affiliate would have an adverse effect on such member of the Company or any such Affiliate.***	(xxi) any action (or failure to act) by the Partnership or any of its subsidiaries that would result in the Limited Partner or its affiliates (other than the Partnership and its subsidiaries): (a) being subject to regulation as a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or a “public-utility company” under the Act or (b) being subject to any other federal or state regulation that in the Limited Partner’s reasonable discretion would have an adverse affect on the Limited Partner or any such affiliate;	(xxi) any action (or failure to act) by the Partnership or any of its subsidiaries that would result in the Limited Partner or its affiliates (other than the Partnership and its subsidiaries): (a) being subject to regulation as a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or a “public-utility company” under the 1935 Act or (b) being subject to any other federal or state regulation that in the Limited Partner’s reasonable discretion would have an adverse affect on the Limited Partner or any such affiliate	(e)(1) [any action or failure to act that would] cause the Company or Hawaii Gas Company to become subject to regulation as a registered holding company under PUHCA or as a subsidiary company or an affiliate of a registered holding company as defined in PUHCA; or

(e)(2) [any action or failure to act that would] cause any Member or its Affiliate to become subject to regulation as a registered holding company under PUHCA or as a subsidiary company or an affiliate of a registered holding company as defined in PUHCA
The entering into of any contract, agreement, arrangement or commitment to do or engage in any of the actions requiring consent of a majority of the Class C Members, unanimous consent of the Class C Members, or super-majority consent of the Class C Members.	(xxii) the entering into of any contract, agreement, arrangement or commitment to do or engage in any of the foregoing.		(xxii) the entering into of any contract, agreement, arrangement or commitment to do or engage in any of the foregoing

*	refers to actions requiring approval of a majority of the Class C Members.
**	refers to actions requiring approval of a super-majority (more than 80%) of the Class C Members.
***	refers to actions requiring unanimous approval of the Class C Members.

Neptune	Evercore METC (November 25, 2003)	Texas-New Mexico Power Co. (SW Acquisition, April 12, 2000)	Trans-Elect / Mich. Elec. Trans. Co. (GE Capital, April 26, 2002)	The Gas Company - Hawaii (k1 Ventures, July 28, 2003)
7.3A (j) The making of any material change in accounting practices, except to the extent required by law or GAAP, or voluntarily changing or termination of the appointment of the Company’s accountants as of the Effective Date.**		(xiv) making any material change in the accounting practices or change the Partnership’s accountant	(x) the making of any material change in accounting practices, except to the extent required by law or generally accepted accounting principals, or voluntarily changing or termination of the appointment of the Partnership’s accountants as of the closing of the Acquisition	(c)(3) any material change in the accounting practices of HGC Holdings or TGC or any change [in] HGC Holdings’ or TGC’s accountant, any change in the fiscal year of HGC Holdings or TGC, or any material decisions of the Managing Member as the Tax Matters Partner under Section 6231(a) (7) of the Internal Revenue Code (including any tax re-allocations)
7.3A (c) Any affirmative grants of security interests or other encumbrances in the material assets of the Project or the Company.**				(b)(7) any assignment, sale, transfer, exchange, pledge or other conveyance or encumbrance of the Managing Member’s interest
7.2 (f) Taking any action that would give rise to a material default, or a right of acceleration of any material payment or termination, under any contracts that create or could reasonably be expected to create an obligation in an amount, whether payable at one time or in a series of payments, in excess of $500,000.*

*	refers to actions requiring approval of a majority of the Class C Members.
**	refers to actions requiring approval of a super-majority (more than 80%) of the Class C Members.
***	refers to actions requiring unanimous approval of the Class C Members.

Neptune	Evercore METC (November 25, 2003)	Texas-New Mexico Power Co. (SW Acquisition, April 12, 2000)	Trans-Elect / Mich. Elec. Trans. Co. (GE Capital, April 26, 2002)	The Gas Company - Hawaii (k1 Ventures, July 28, 2003)
7.3 (a) Taking of any action that would give rise to a material default, or a right of acceleration of any material payment or termination, under the FTCPA or the EPC Contract.***
7.3 (e) Any tax elections of the Company that would impair the treatment of the Company or NUR as a partnership or pass-through entity for tax purposes.***

7.3A (f) Any other material tax elections by the Company.**

*	refers to actions requiring approval of a majority of the Class C Members.
**	refers to actions requiring approval of a super-majority (more than 80%) of the Class C Members.
***	refers to actions requiring unanimous approval of the Class C Members.

Neptune	Evercore METC (November 25, 2003)	Texas-New Mexico Power Co. (SW Acquisition, April 12, 2000)	Trans-Elect / Mich. Elec. Trans. Co. (GE Capital, April 26, 2002)	The Gas Company - Hawaii (k1 Ventures, July 28, 2003)
7.10 (a) Removal of Manager for “cause,” defined as unpermitted transfer of member interest, for breach of material obligations, or Controllable Management Decision that in the reasonable judgment of the Majority Class C Members will result in Material Earnings Failure, defined as actual or projected failure to achieve cumulative EBITDA contemplated in Business Plan and Annual Budget by 2% or more for any calendar year.

Also Manager may be removed if Newco has a termination right under the Management Services Agreement (which arises if Neptune has the right to terminate Newco for specified causes.)	Removal of GP for “cause,” including (1) gross negligence or willful misconduct, (ii) failure to comply in any material respect with any applicable or regulation, or (iii) any “controllable management decision” by GP that in the reasonable judgment of the LP has or will result in a “material failure” to achieve business plan; defined as actual failure to achieve the EBITDA contemplated by the Business Plan by an average of 4.5% or more during any period of two consecutive Partnership Years prior to 2011 and an average of 5.5% thereafter.	General Partner may be removed for “cause” by a vote of Limited Partners having at least 50% of the voting interest in the Partnership, where “cause” is defined to include (i) felony convictions, (ii) fraud against the Partnership, (iii) gross negligence, (iv) breaches of the Partnership Agreement which have resulted in a material adverse effect on the Partnership, (v) bankruptcy, (vi) liquidation, (vii) when the General Partner has acted or failed to act in a way which in the reasonable judgment of the Limited Partners has resulted or will result in a failure to achieve the business plan or (viii) a change in control of the General Partner.	General Partner may be replaced for “cause,” where “cause” is defined to include: (i) gross negligence or willful misconduct, (ii) failure to comply in any material respect with any applicable law or regulation or (iii) any “controllable management decision” by the General Partner that in the reasonable judgment of the Limited Partner has resulted in, or will result in, a “material failure” to achieve the Partnership’s business plan. A “material failure” will be defined as the actual or projected failure to achieve the cumulative EBITDA contemplated in the Partnership’s business plan by 2% or more as of the end of an annual period; provided that the General Partner shall have twelve months after notice to cure any such actual or projected failure, so long as such failure is susceptible of being cured within that period and the General Partner diligently pursues such a cure.	Removal of Managing Member upon death or incapacity of the individual sole member of the Managing Member, or for “cause,” defined to include specified acts of malfeasance or nonfeasance and any “controllable management decision” of Managing Member that in the reasonable judgment of the Non-Managing Member has or will result in a material failure to achieve the results contemplated by the Annual Business Plan and Operating Budget; “material failure” to mean actual or projected failure to achieve the cumulative EBITDA.

*	refers to actions requiring approval of a majority of the Class C Members.
**	refers to actions requiring approval of a super-majority (more than 80%) of the Class C Members.
***	refers to actions requiring unanimous approval of the Class C Members.